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Law Office of Gregory Bartko

                                                                 3475 Lenox Road
                                                                       Suite 400
                                                          Atlanta, Georgia 30326
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Phone 404-238-0550
Fax 404-238-0551
Email gbartko@mindspring.com

August 3, 2000

RX Technology Holdings, Inc.
Board of Directors
2264 Seventh Street
Mandeville,  Louisiana  70471

Dear Ladies and Gentlemen,

I refer to the Registration Statement on Form SB-2 (Registration No. 333-35508), as amended (the "Registration Statement") filed by RX Technology Holdings, Inc., a Nevada corporation (the "Company"), with the United States Securities and Exchange Commission under the Securities Act of 1933, relating to the offer by the Company of 501,493 shares of common stock underlying 501,493 common stock purchase warrants, $.001 par value per share ("Common Stock," and "Warrants," respectively).

As counsel to the Company, I have examined such corporate records, documents and questions of law as I have deemed necessary or appropriate for the purposes of this opinion. In such examinations, I have assumed the genuiness of signatures and the conformity to the originals of the documents supplied to me as copies. As to various questions of fact material to this opinion, I have relied upon statements and certificates of officers and representatives of the Company.

Upon the basis of such examination, I am of the opinion that:

                  (i) the 501,493 shares of Common Stock underlying the Warrants and offered by the Company under the terms of the Warrants, when sold in accordance with the terms set forth in the form of Common Stock Purchase Warrant filed as Exhibit 4.1 to the Registration Statement, have been validly authorized, will be legally issued, fully paid, and non-assessable;

                  (ii) the 501,493 Common Stock Purchase Warrants issued by the Company to stockholders of record as of May 1, 2000, filed as Exhibit 4.1 to the Registration Statement, have been validly authorized, have been legally issued and are fully paid.

I hereby consent to the filing of this opinion as Exhibit 5.0 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.


Sincerely,





Gregory Bartko, Esq.
GAB/nmn
cc:  D. Rex Gay, President